                                                                  EXHIBIT 23 (i)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 filed June 6, 1994, pertaining to the RVM Industries, Inc., Stock Option Plan (formerly the Ravens Metal Products, Inc., Stock Option Plan) of our report dated June 21, 1999, with respect to the consolidated financial statements and schedule of RVM Industries, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999.





                                                    /S/ ERNST & YOUNG LLP

Akron, Ohio
June 21, 1999

                                       58